Exhibit 4.1

7 3/4% CONVERTIBLE SECURED NOTE

$1,008,597	February 28, 2005

N-2

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW WITH RESPECT THERETO, (II) PURSUANT TO RULE 144 OF THE SECURITIES ACT OR (III) UPON THE ADVICE OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER, REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW IS NOT REQUIRED IN CONNECTION WITH SUCH TRANSFER.

THIS PROMISSORY NOTE IS SUBORDINATED TO CERTAIN SENIOR INDEBTEDNESS OF THE ISSUERS IN THE MANNER AND TO THE EXTENT SET FORTH IN THE INTERCREDITOR AGREEMENT (AS DEFINED BELOW).

     FOR VALUE RECEIVED, NATIONSHEALTH, INC., a Delaware corporation (the “Company”), NATIONSHEALTH HOLDINGS, L.L.C., a Florida limited liability company and a wholly-owned subsidiary of the Company (“NH LLC”) and UNITED STATES PHARMACEUTICAL GROUP, L.L.C., a Delaware limited liability company and an indirect wholly-owned subsidiary of the Company (jointly and severally with the Company and NH LLC, the “Issuers”), hereby promise to pay to the order of MHR Capital Partners (100) LP (the “Holder”), at c/o MHR Fund Management LLC, 40 West 57th Street, 24th Floor, New York, New York 10019, the principal amount of One Million Eight Thousand Five Hundred Ninety Seven Dollars ($1,008,597) in lawful money of the United States of America, on the terms set forth in Section 2 hereof. This Promissory Note (this “Note”) is being issued by the Issuers along with substantially identical convertible notes also designated as 7 3/4% Convertible Secured Notes (the “Other Notes,” and together with this Note, the “Notes”) pursuant to that certain Investment Unit Purchase Agreement, dated February 28, 2005 (the “Purchase Agreement”), between the Issuers and the holders thereto (together with the Holder, the “Holders”) in an aggregate principal amount of $15,000,000. The obligations under the Notes are secured by a security interest in the assets of the Issuers pursuant to Section 4 of the Notes for the benefit of the Holders.

     1. Definitions. The following terms shall have the meanings ascribed to them below:

     “Additional Shares of Common Stock” shall have the meaning specified in Section 3(d)(iv).

     “Affiliate” shall mean, as to any Person, any other Person (a) that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, (b) who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person, or (iii) of any Person described in clause (a) above with respect to such Person, or (c) which, directly or indirectly through one or more intermediaries, is the beneficial or record owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, as the same is in effect on the date hereof) of ten percent (10%) or more of any class of the outstanding voting stock, securities or other equity or ownership interests of such Person. For purposes of this definition, the term “control” (and the correlative terms, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, whether through ownership of securities or other interests, by contract or otherwise. “Affiliate” shall include any Subsidiary.

     “Business Day” shall mean any day, other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.

     “Capital Lease” shall mean, as to any Person, a lease of any interest in any kind of property or asset by that Person as lessee that is, should be or should have been recorded as a “capital lease” in accordance with GAAP.

     “Collateral” shall have the meaning specified in Section 4(a).

     “Collateral Agent” means MHR Capital Partners LP.

     “Conversion Amount” shall mean the portion of the principal amount of this Note being converted plus any accrued and unpaid interest thereon through the Conversion Date each as specified in the notice of conversion in the form attached as Exhibit A hereto (the “Notice of Conversion”).

     “Conversion Date” shall mean, for any conversion, the date specified in the Notice of Conversion so long as the copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Company at or before 11:59 p.m., New York City time, on the Conversion Date indicated in the Notice of Conversion; provided, however, that if the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date the Holder faxes or otherwise delivers the Notice of Conversion to the Company.

     “Conversion Price” shall mean $6.56 per share of common stock, par value $.0001 per share of the Company (“Common Stock”), subject to adjustment as set forth herein.

     “Conversion Shares” shall have the meaning specified in Section 3(a).

     “Convertible Securities” shall have the meaning specified in Section 3(d)(iv)(A).

     “Customer Acquisition and Related Costs” shall mean costs incurred by the Company in the development of its customer base related to marketing activities, which costs include, without limitation, advertising, promotion, call center and data collection expenses.

     “Credit Agreement” shall mean the Amended and Restated Revolving Credit and Security Agreement, dated as of June 29, 2004, among the Issuers and CapitalSource Finance LLC, as it may be amended from time to time.

     “Delivery Period” shall have the meaning specified in Section 3(c).

     “Daily Market Price” shall mean, as of any date of determination, the closing sale price for the Common Stock, for the Trading Day of such date of determination (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such Trading Day and further subject to adjustment as provided herein) on the principal United States securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, or if the foregoing does not apply, the closing sale price for the Common Stock in the OTC Bulletin Board for such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the closing sale price as reported in the “pink sheets” by the Pink Sheets LLC, in each case for such date or, if such date was not a Trading Day for such security, on the next preceding date which was a Trading Day. If the Daily Market Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Daily Market Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Holders of a majority of the principal amount and interest of the Notes outstanding and reasonably acceptable to the Company, with the costs of such appraisal to be borne by the Company.

     “Disregarded Securities” shall have the meaning specified in Section 3(d)(iv)(E).

     “DTC” shall have the meaning specified in Section 3(c).

     “DTC Transfer” shall have the meaning specified in Section 3(c).

     “EBITDA” shall mean, the sum for any period, without duplication, of the following for the Issuers and each Subsidiary, on a consolidated basis: Net Income, plus, (a) Interest Expense, (b) taxes on income, whether paid, payable or accrued, (c) depreciation expense, (d) amortization expense, (e) all other non-cash, non-recurring charges and expenses, excluding accruals for cash expenses made in the ordinary course of business, and (f) loss from any sale of assets, other than sales in the ordinary course of business, all of the foregoing determined in accordance with GAAP, minus (a) gains from any sale of assets, other than sales in the ordinary course of business and (b) other extraordinary or non-recurring gains.

     “Event of Default” shall have the meaning specified in Section 2(d).

     “Extraordinary Event” shall have the meaning specified in Section 3(d)(iii).

     “First Priority Lien Indebtedness” shall mean the Indebtedness of the Issuers under the Credit Agreement and any other Senior Indebtedness of the Issuers secured by a first priority Lien on any assets or property of the Issuers.

     “GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time as applied by nationally recognized accounting firms.

     “Governmental Authority” shall mean any federal, state, municipal, national, local or other governmental department, court, commission, board, bureau, agency or instrumentality or political subdivision thereof, or any entity or officer exercising executive, legislative, or judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case, whether of the United States or a state, territory or possession thereof, a foreign sovereign entity or country or jurisdiction or the District of Columbia.

     “Hedge Agreement” means any and all transactions, agreements or documents now existing or hereafter entered into by the Company or its Subsidiaries, which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

     “Indebtedness” of any Person shall mean, without duplication, (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or other similar instruments and all reimbursement or other obligations in respect of letter of credit, bankers acceptances, interest rate swaps, hedges, derivatives or other financial products, (c) all obligations as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations to pay the deferred purchase price of assets, (f) all obligations owing under Hedge Agreements, and (g) any obligations guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (f) above. For the avoidance of any doubt, Indebtedness does not include trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices and any obligations as a lessee under leases that are not Capital Leases.

     “Intercreditor Agreement” shall have the meaning specified in Section 4(f).

     “Interest Expense” shall mean, for any period, total interest expense (including attributable to Capital Leases in accordance with GAAP), fees with respect to all outstanding Indebtedness including capitalized interest but excluding commissions, discounts and other fees owed with respect to letters of credit and bankers’ acceptance financing and net costs under Interest Rate Agreements.

     “Interest Rate Agreement” shall mean any interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to hedge the position with respect to interest rates.

     “Landlord Waiver and Consent” shall mean a waiver/consent in form and substance satisfactory to the Holders from the owner/lessor of any premises not owned by the Issuers at which any of the Collateral is now or hereafter located for the purpose of providing the Collateral Agent (for the benefit of the Holders) access to such Collateral, in each case as such may be modified, amended or supplemented from time to time.

     “Lien” shall mean any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, irrespective of whether (a) such interest is based on the common law, civil law, statute, or contract, (b) such interest is recorded or perfected, and (c) such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances. Without limiting the generality of the foregoing, the term “Lien” includes the lien, hypothecation or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment from security purposes and also includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property.

     “LTM EBITDA” shall mean for any fiscal quarter with respect to the Issuers, the sum of the consolidated EBITDA of the Issuers and each Subsidiary for such fiscal quarter and for each of the three consecutive fiscal quarters immediately preceding such fiscal quarter.

     “Mandatory Repurchase Notice” shall have the meaning specified in Section 5(d)(i).

     “Maturity Date” shall have the meaning specified in Section 2(b).

     “Minimum Conversion Price” shall have the meaning specified in Section 3(d)(iv).

     “Net Income” shall mean, the net income (or loss) determined in conformity with GAAP as currently applied by the Company consistent with past practice, including, without limitation, the expensing of Customer Acquisition and Related Costs, provided that there shall be excluded (i) the income (or loss) of any Person in which any other Person (other than any Issuer) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to an Issuer by such Person, (ii) the income (or loss) of any Person accrued prior to the date it becomes an Issuer or is merged into or consolidated with an Issuer or that Person’s assets are acquired by an Issuer, and (iii) the income of any Subsidiary of an Issuer to the extent that the declaration or payment of dividends or similar distributions of that income by that Subsidiary is not at the time permitted by operation of the terms of the charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

     “Options” shall have the meaning specified in Section 3(d)(iv)(A).

     “Permitted Liens” means the following: (i) Liens with respect to the Notes, (ii) Liens with respect to Senior Indebtedness allowed to be incurred by the Company under Section 6(c), (iii) Liens imposed by law for taxes (other than payroll taxes), assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP to the satisfaction of the Holders of a majority of the principal and interest of the Notes outstanding, in their sole discretion, (iv) (A) statutory Liens of landlords (provided that any such landlord has executed a Landlord Waiver and Consent in form and substance satisfactory to the Holders of a majority of the principal and interest of the Notes outstanding) and of carriers, warehousemen (provided that any such warehousemen have executed a Warehouse Waiver and Consent in form and substance satisfactory to the Holders of a majority of the principal and interest of the Notes outstanding), mechanics, materialmen, and (B) other Liens imposed by law or that arise by operation of law in the ordinary course of business from the date of creation thereof, in each case only for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP to the satisfaction of the Holders of a majority of the principal and interest of the Notes outstanding, in their sole discretion, (v) Liens (A) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations, or (B) arising as a result of progress payments under government contracts, (vi) purchase money Liens, including, without limitation, UCC-1 notice filings by equipment lessors and the like, in connection with the purchase by such Person of equipment in the normal course of business and (vii) Liens junior to the Lien under the Notes.

     “Person” shall mean an individual, a partnership, a corporation, a limited liability company, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, or any other entity of whatever nature.

     “Put Payment” shall have the meaning specified in Section 5(d)(i).

     “RGGPLS Cure” shall have the meaning specified in Section 6(e).

     “Senior Indebtedness” means all First Priority Lien Indebtedness and any other Indebtedness of the Issuers, including the Notes, unless the instrument under with such Indebtedness is incurred expressly provides that it is pari passu or subordinated in right of payment to the Notes.

     “Subsidiary” shall mean, (i) as to the Issuers, any Person in which more than 50% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by an Issuer or one or more of its Subsidiaries, and (ii) as to any other Person, any Person in which more than 50% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by such Person or by one or more of such Person’s Subsidiaries.

     “Tax Put Right” shall have the meaning specified in Section 5(f).

     “Trading Day” shall mean any day on which the principal United States securities exchange or trading market where the Common Stock is then listed or traded, is open for trading.

     “Trigger Issuance” shall have the meaning specified in Section 3(d)(iv).

     “Warehouse Waiver and Consent” shall mean a waiver/consent in form and substance satisfactory to the Holders from any warehouseman, fulfillment house or other person owning a facility not owned by the Issuers at which any inventory is now or hereafter located for the purpose of providing the Collateral Agent (for the benefit of the Holders) access to such inventory, in each case as such may be modified, amended or supplemented from time to time.

     “Warrants” shall have the meaning as defined in the Warrant Agreement, dated as of August 25, 2003, between the Company (formerly Millstream Acquisition Corporation), and Continental Stock Transfer & Trust Company (the “Warrant Agreement”).

     2. Payments of Interest and Principal. Subject to the provisions of Section 3 below, payments of principal plus interest on the unpaid principal balance of this Note outstanding from time to time shall be payable in accordance with the following:

          (a) Interest. During the period commencing on the date hereof and terminating on the Maturity Date, interest on the unpaid principal amount of this Note shall accrue at a rate equal to 7 3/4% per annum, compounded monthly, computed on the basis of actual days elapsed over a 360-day year, and shall be payable monthly (commencing on February 28, 2005 and thereafter on the 28th of each month) in cash up to and including the Maturity Date, subject to a ten (10) day grace period; provided that if a required interest payment is not paid within such ten (10) day grace period, interest shall be compounded from the date that such interest was due and payable without regard to such grace period.

          (b) Principal. The principal balance outstanding on this Note, and any accrued and unpaid interest thereon, shall be due and payable to the Holder on February 28, 2012 (the “Maturity Date”). Contemporaneously with the repayment of this Note, the Holder shall surrender this Note, duly endorsed, at the office of the Company.

          (c) Payments. All payments of principal, interest, fees and other amounts due hereunder shall be made by the Issuers in lawful money of the United States of America by wire transfer or by any other method approved in advance by the Holder to the account of the Holder at the address of the Holder set forth in Section 10 hereof or at such other place designated by the Holder in writing to the Company.

          (d) Acceleration of the Maturity Date. Notwithstanding anything to the contrary contained herein, this Note shall become due and payable together with all accrued interest due on the outstanding principal amount hereunder, at the option of the Holders of at least 25% of the principal amount and interest outstanding exercised, by written notice to the Company, in the case of clauses (i) to (ix) below and without notice or any other action by such Holders in the case of clauses (x) or (xi) below, in the event (each an “Event of Default”) that (i) the Issuers fail to pay the principal of or interest on this Note as and when due, subject to a ten (10) day grace period; (ii) the Issuers shall default in the performance of or otherwise breach any of its representations and warranties, covenants or other obligations set forth in the Purchase Agreement or any of the Transaction Documents (as defined in the Purchase Agreement), and if such default is capable of cure, such default remains uncured beyond any applicable cure period; (iii) the Collateral Agent (on behalf of the Holders) shall not have the right to enforce its remedies under Section 4 of this Note; (iv) the Holder shall not have a perfected security interest in the Collateral pursuant to the terms set forth herein; (v) the Company’s Common Stock (including any Conversion Shares (as defined below) once registered for sale under the Securities Act of 1933) is suspended from trading on any of, or is not listed (and authorized) for trading on at least one of, the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or is not eligible for trading on the OTC Bulletin Board for an aggregate of ten (10) Trading Days in any nine month period; (vi) the Company fails when required to remove any restrictive legend of any certificate relating to Conversion Shares, Redemption Warrants or any other securities issuable in accordance with the terms of the Notes or the exercise or conversion of the Redemption Warrants or any other convertible securities issuable in accordance with the terms of the Notes, issued to the Holders, and any such failure continues uncured for ten (10) Business Days after the Company has been notified of such failure in writing by the Holder; (vii) the Issuers fail to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness of the Issuers having an outstanding principal amount in excess of $250,000 (including, without limitation, any of the Other Notes), other than payments contested by the Issuers in good faith, or otherwise is in breach or violation of any agreement for Indebtedness in an amount in excess of $250,000 which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder and which breach or violation is not waived or otherwise cured, including, without limitation, by exercise of the RGGPLS Cure pursuant to Section 6(e); (viii) the entry of a final judgment against any of the Issuers, which is not subject to appeal by the Issuers, in an amount in excess of $250,000, or the attachment or seizure of or levy upon any property of the Issuers valued in excess of $250,000 to satisfy an obligation of the Issuers; (ix) the Company provides notice to any Holder of the Notes, including by way of public announcement, at any time, of its intention not to issue, or otherwise refuses to issue, Conversion Shares to any Holder of the Note upon conversion in accordance with the terms of the Notes; (x) any of the Issuers shall file a petition under bankruptcy, insolvency or debtor’s relief law or make an assignment for the benefit of its creditors or (xi) proceedings shall be instituted against any of the Issuers before a court of competent jurisdiction under any federal or state bankruptcy law that (X) is for relief against the Issuers in an involuntary case brought with respect to the Issuers in such court, (Y) seeks to appoint a custodian, receiver or other similar official for all or substantially all the Issuers’ property or (Z) seeks to liquidate the Issuers, and such proceedings remain unstayed and in effect for sixty (60) days. In the event that the payment of principal and interest due hereunder is accelerated pursuant to this Section 2(d), interest shall continue to accrue at 10 3/4% per annum as of the date of such acceleration until such date as the Holder is paid in full under this Note.

     3. Conversion.

          (a) Conversion at the Option of the Holder. The Holder may, at any time and from time to time on or after the date hereof, convert all or any part of the outstanding principal amount of this Note, plus all accrued interest thereon through the Conversion Date, into a number of fully paid and nonassessable shares of Common Stock (“Conversion Shares”) upon surrender of the Note. The number of shares of Common Stock issuable upon surrender of the Note shall be determined in accordance with the following formula:

Conversion Amount

Conversion Price

          (b) Mechanics of Conversion. In order to effect a conversion pursuant to this Section 3, the Holder shall: (a) fax (or otherwise deliver) a copy of the fully executed

Notice of Conversion to the Company and (b) surrender or cause to be surrendered this Note, duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Company. Upon receipt by the Company of a facsimile copy of a Notice of Conversion from a Holder, the Company shall within two (2) business days send, via facsimile, a confirmation to such Holder stating that the Notice of Conversion has been received, advising the Holder of any additional documentation required by the transfer agent for the Common Stock to issue the Conversion Shares in the manner provided in the Notice of Conversion (the “Additional Documentation”) and the name and telephone number of a contact person at the Company regarding the conversion. The Company shall not be obligated to issue Conversion Shares upon a conversion unless either this Note is delivered to the Company as provided above, or the Holder notifies the Company that such certificates have been lost, stolen or destroyed and delivers the documentation to the Company required by Section 13.

          (c) Delivery of Conversion Shares Upon Conversion. Upon the surrender of this Note accompanied by a Notice of Conversion and any Additional Documentation, the Company shall, no later than the later of (a) the second Business Day following the Conversion Date and (b) the third Business Day following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to Section 13) (the “Delivery Period”), issue and deliver to the Holder or its nominee (x) that number of Conversion Shares issuable upon conversion of the portion of this Note being converted and (y) a new Note in the form hereof representing the balance of the principal amount hereof not being converted, if any. If the Company’s transfer agent is participating in the Depositary Trust Company (“DTC”) Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the Holder thereof is not then required to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Conversion Shares to the Holder by crediting the account of the Holder or its nominee with DTC, as specified in the Notice of Conversion, through its DTC Deposit Withdrawal Agent Commission System (“DTC Transfer”). If the aforementioned conditions to a DTC Transfer are not satisfied, the Company shall deliver to the Holder physical certificates representing the Conversion Shares. Further, the Holder may instruct the Company to deliver to the Holder physical certificates representing the Conversion Shares in lieu of delivering such shares by way of DTC Transfer.

          (d) Adjustment to Conversion Price. The Conversion Price in effect at any time shall be subject to adjustment from time to time upon the happening of certain events, as follows:

               (i) Common Stock Dividends; Common Stock Splits; Reverse Common Stock Splits. If the Company, at any time while this Note is outstanding, (A) shall pay a stock dividend on its Common Stock, (B) subdivide outstanding shares of Common Stock into a larger number of shares, or (C) combine outstanding shares of Common Stock into a smaller number of shares, the Conversion Price shall be multiplied by a fraction the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 3(d)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

               (ii) Subscription Rights. If the Company, at any time while this Note is outstanding, shall fix a record date for the distribution to all of the holders of Common Stock evidence of its indebtedness or assets or rights, options, warrants or other securities entitling them to subscribe for, purchase, convert to, exchange for or to otherwise acquire any security (excluding those referred to in Section 3(d)(i) above), then in each such case the Conversion Price at which this Note shall thereafter be exercisable shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction, the denominator of which shall be the average Daily Market Price of the Common Stock for the ten (10) Trading Days prior to the record date mentioned above, and the numerator of which shall be such average Daily Market Price of the Common Stock for the ten (10) Trading Days prior to such record date less the then fair market value at such record date of the portion of such evidence of indebtedness or assets or rights, options, warrants or other securities so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding twenty percent (20%) of the net assets of the Issuers, such fair market value shall be determined by an appraiser selected by the Holders of a majority of the principal amount and interest of the Notes outstanding and reasonably acceptable to the Company. The Company shall pay for all such appraisals. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

               (iii) Other Events. In case of (A) any reclassification of the Common Stock into other securities of the Company, (B) any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property or (C) any merger or consolidation with or into any persons, or any sale or other disposition of all or substantially all of the assets of the Issuers to any person (each of (A), (B) or (C), an “Extraordinary Event”), the Holder shall have the right thereafter to convert this Note into shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such Extraordinary Event, that the Holder would have been entitled to receive had it converted this Note immediately prior to such Extraordinary Event (without taking into account any limitations or restrictions on the convertibility of the Notes). In the case of an Extraordinary Event, the terms of any such Extraordinary Event shall include such terms so as to continue to give to the Holder the right to receive the securities, cash or property set forth in this Section 3(d)(iii) upon any conversion following such Extraordinary Event. This provision shall similarly apply to successive Extraordinary Events. For the avoidance of doubt, nothing contained in this clause (iii) shall be construed to impair the Issuers’ or Holders’ rights under Section 5, including, without limitation, under Section 5(b).

               (iv) Issuance of Additional Shares of Common Stock. Except as provided in subsection (v) hereof, if and whenever the Company shall issue or sell, or is, in accordance with any of subsections (iv)(A) through (iv)(H) hereof, deemed to have issued or sold, any Additional Shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then and in each such case (a “Trigger Issuance”) the then-existing Conversion Price shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to the lowest price per share at which any share of Common Stock was issued or sold or deemed to be issued or sold in the Trigger Issuance. Notwithstanding anything to the contrary contained herein, the Company shall not be required to make the full adjustment set forth in this subsection (iv) or in subsection (vi) below to the Conversion Price if such adjustment would result in a Conversion Price lower than $3.40, which amount shall be subject to adjustment when the Conversion Price is adjusted pursuant to Section 3(d)(i)(A), (B) or (C) or Section 3(d)(vii), to the same extent as such adjustment to the Conversion Price (the “Minimum Conversion Price”). In the event that an adjustment made under this subsection would result in the Conversion Price being less than the Minimum Conversion Price, the Conversion Price shall be the Minimum Conversion Price and the Conversion Price shall not be adjusted further pursuant to this subsection (iv) or subsection (vi) below. Notwithstanding anything to the contrary contained herein, the Company shall not take any action which would cause an adjustment pursuant to Section 3(d) to reduce the Conversion Price to a price below which the Conversion Shares issuable upon conversion of the Notes when combined with the shares of Common Stock issued to the Holders pursuant to the Purchase Agreement would exceed 19.9% of the outstanding Common Stock measured as of the date hereof, unless and until the Company shall take all corporate action necessary, including, without limitation, obtaining stockholder approval, in order that the Company may validly and legally issue fully paid and nonassessable Conversion Shares at the Conversion Price as so adjusted.

     For purposes of this subsection (iv), “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this subsection (iv), other than Excluded Issuances (as defined in subsection (v) hereof).

     For purposes of this subsection (iv), the following subsections (iv)(A) to (iv)(H) shall also be applicable (subject, in each such case, to the provisions of subsection (v) hereof) and to each other subsection contained in this subsection (iv):

     (A) Issuance of Rights or Options. In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price. Except as otherwise provided in subsection (iv)(D), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

     (B) Issuance of Convertible Securities. In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price, provided that (a) except as otherwise provided in subsection (iv)(D), no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Conversion Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been made pursuant to the other provisions of subsection (iv).

     (C) Change in Warrant Price or Amount. Notwithstanding the provisions of subsection (v), if the exercise price provided for in the Warrants on the date hereof is below the Conversion Price and (i) such exercise price is reduced, the then-existing Conversion Price shall be reduced, as of the close of business on the effective date of such reduction in exercise price by an amount equal to the product of (x) the original exercise price minus (y) the reduced exercise price and (2) a fraction, the numerator of which is the number of shares of Common Stock acquired upon exercise, if any, of the Warrants and the denominator of which is the aggregate number of shares of Common Stock that may be acquired upon exercise of all of the Warrants or (ii) the Company amends the terms of the Warrants to increase the number of shares of Common Stock that may be acquired upon exercise of the Warrants, the then-existing Conversion Price shall be reduced, as of the close of business on the effective date of amendment by an amount equal to the product of (1) (x) the original exercise price minus (y) the product of the original exercise price and a fraction, the numerator of which is the old number of shares for which the Warrants were exercisable immediately prior to such amendment and the denominator of which is the new number of shares for which the Warrants are exercisable immediately following such amendment and (2) a fraction, the numerator of which is the number of shares of Common Stock acquired upon exercise, if any, of the Warrants and the denominator of which is the aggregate number of shares of Common Stock that may be acquired upon exercise of all of the Warrants; provided, however, that the Conversion Price shall not be reduced below the Minimum Conversion Price.

     (D) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection (iv)(A) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections (iv)(A) or (iv)(B), or the rate at which Convertible Securities referred to in subsections (iv)(A) or (iv)(B) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

     (E) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor will be the amount received by the Company therefor, after deduction of all underwriting discounts or allowances in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, including in the case of a strategic or similar arrangement in which the other entity will provide services to the Company, purchase services from the Company or otherwise provide intangible consideration to the Company, the amount of the consideration other than cash received by the Company (including the net present value of the consideration expected by the Company for the provided or purchased services) will be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the average Daily Market Price for the ten (10) Trading Days with respect to such securities thereof prior to the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving Company, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving Company as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. Notwithstanding anything to the contrary contained herein, if Common Stock, Options or Convertible Securities are issued, granted or sold in conjunction with each other as part of a single transaction or in a series of related transactions, and one or more of such securities are issued, granted or sold for a price below fair market value (when the aggregate value of such securities is compared with the aggregate amount of consideration received by the Company therefor), any Holder of the Notes may elect to determine the amount of consideration deemed to be received by the Company therefor by deducting the difference between the fair value of and the amount paid for any type of securities issued, granted or sold in such transaction or series of transactions (the “Disregarded Securities”). If the Holder makes an election pursuant to the immediately preceding sentence, no adjustment to the Conversion Price shall be made pursuant to this subsection (iv)(E) for the issuance of the Disregarded Securities or upon any conversion or exercise thereof. For example, if the Company were to issue convertible notes having a face value of $1,000,000 and warrants to purchase shares of Common Stock at an exercise price equal to the market price of the Common Stock on the date of issuance of such warrants in exchange for $1,000,000 of consideration, the fair value of the warrants would be subtracted from the $1,000,000 of consideration received by the Company for the purposes of determining the price per share of Common Stock issuable upon conversion of the convertible notes and for purposes of determining any adjustment to the Conversion Price hereunder as a result of the issuance of the Convertible Securities. The Holders of a majority of the principal amount and interest of the Notes outstanding shall calculate, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration other than cash or securities; provided, however, that if the Company does not agree to such fair market value calculation within three (3) Business Days after receipt of such calculation along with reasonably detailed supporting documentation from the Holders, then such fair market value will be determined in good faith by an investment banker or other appropriate expert of national reputation selected by the Holders of a majority of the principal amount and interest of the Notes outstanding (which investment banker or other expert shall not have been engaged or otherwise employed by any of the Holders within one (1) year of the date of such engagement hereunder) and reasonably acceptable to the Company, with the costs of such appraisal to be borne by the Company.

     (F) Other Action Affecting Conversion Price. If the Company takes any action affecting the Common Stock after the date hereof that would be covered by this Section 3, but for the manner in which such action is taken or structured, which would in any way diminish the value of the Notes then the Conversion Price shall be adjusted in such manner as the Board of Directors of the Company shall in good faith determine to be equitable under the circumstances.

     (G) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be, provided, however, that any such adjustment in the Conversion Price shall be reversed or shall not become effective, as applicable, if the Company abandons the action to which the record date pertains.

     (H) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned Subsidiaries, and the disposition of any such             shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this subsection (iv).

               (v) Notwithstanding anything to the contrary contained herein, the Company shall not be required to make any adjustment of the Conversion Price in the case of the issuance of (A) Options to acquire up to 100,000 shares of Common Stock (subject to equitable adjustment by the Board, in its good faith determination, for any of the events described in Section 3(d)(i)(A), (B) or (C)) regardless of the price paid for such Options or the exercise price thereof; (B) Common Stock, Options or Convertible Securities issued to employees or directors of the Company in connection with their service as directors of the Company or their employment by the Company pursuant to an equity compensation plan approved by the Board of Directors of the Company, in an aggregate amount not to exceed that currently authorized under such plans as of the date hereof (subject to equitable adjustment by the Board, in its good faith determination, for any of the events described in Section 3(d)(i)(A), (B) or (C)), (C) Common Stock, Options or Convertible Securities issued to employees or directors of the Company in connection with their service as directors of the Company or their employment by the Company pursuant to an equity compensation plan approved by the Board of Directors of the Company or the compensation committee of the Board of Directors of the Company and consistent with past practice, in an aggregate amount not to exceed 3% of the fully diluted outstanding shares of Common Stock; provided that it is understood that this clause shall not limit the number of shares of Common Stock, Options or Convertible Securities that the Company may issue pursuant to its equity compensation plans and only relates to the effect of the adjustments to the Conversion Price upon such issuance, (D) Common Stock, Options or Convertible Securities issued or sold in connection with the Company’s acquisition of assets of any person, directly or indirectly, by way or merger, consolidation, asset purchase, stock purchase or other business combination, in an aggregate amount not to exceed 2,000,000 shares of Common Stock (including any shares of Common Stock issuable upon exercise or conversion of Options or Convertible Securities); provided that such issuance or sale shall be subject to the provisions of Section 3(d)(vi); (E) Common Stock upon the conversion or exercise of the Warrants and any other warrants outstanding on the date hereof as disclosed in the Disclosure Schedules (as defined in the Purchase Agreement), except as set forth in subsection (iv)(C) above, and (F) Common Stock upon the conversion or exercise of the Notes or any Redemption Warrants; and (G) Common Stock, Options or Convertible Securities approved by holders of a majority in principal amount of the Notes outstanding on the date of such approval (collectively, “Excluded Issuances”).

               (vi) Weighted Average Adjustment for Business Combination Issuances. (i) In the event that at any time or from time to time the Company shall issue or sell Common Stock, Options or Convertible Securities subject to clause (D) of Section 3(d)(v) without consideration or for consideration per share that is less at the day of such issuance or sale than the Daily Market Price, the Conversion Price in effect immediately prior to each such issuance or sale will immediately (except as provided below) be reduced to the price determined by multiplying the Conversion Price, in effect immediately prior to such issuance or sale, by a fraction, (1) the numerator of which shall be (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus (y) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such additional shares of Common Stock so issued or sold would purchase at the Daily Market Price on the last Trading Day immediately preceding such issuance or sale and (2) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale; provided, however, that the Conversion Price shall not be reduced below the Minimum Conversion Price.

               (vii) Partial Redemption of Notes Pursuant to Section 5(c). Upon the happening of a partial redemption of the Note pursuant to Section 5(c), the Conversion Price in effect immediately prior to such redemption shall be reduced to the price determined by multiplying the Conversion Price, in effect immediately prior to the redemption, by a fraction, the numerator of which shall be the principal amount of the Note outstanding immediately after the partial redemption and the denominator of which shall be the principal amount of the Note immediately prior to the partial redemption.

          (e) Fractional Shares. Upon a conversion hereunder, the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing bid price at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

          (f) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to Section 3, the Company, at its own expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of common stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Note.

     4. Security; Remedies. Unless otherwise defined in this Note, each of the defined terms used in this Section 4 shall have the meanings ascribed to them in the Credit Agreement as of the date hereof.

          (a) To secure the payment and performance of the Notes, each Issuer hereby grants to the Collateral Agent (for the benefit of the Holders) a continuing security interest in and Lien upon, and pledges to the Collateral Agent (for the benefit of the Holders), all of its right, title and interest in and to the following (collectively and each individually, the “Collateral”), which security interest is intended to be a security interest, which is subordinate to any Liens securing Senior Indebtedness permitted to be incurred pursuant to Section 6(c):

               (i) all of such Issuer’s tangible personal property, including without limitation all present and future Inventory and Equipment (including items of equipment which are or become Fixtures), now owned or hereafter acquired;

               (ii) all of such Issuer’s intangible personal property, including without limitation all present and future Accounts, contract rights, Permits, General Intangibles, Chattel Paper, Documents, Instruments, Deposit Accounts, Investment Property, Letter-of-Credit Rights, Supporting Obligations, rights to the payment of money or other forms of consideration of any kind, tax refunds, insurance proceeds, now owned or hereafter acquired, and all intangible and tangible personal property relating to or arising out of any of the foregoing;

               (iii) all of such Issuer’s present and future Government Contracts and rights thereunder and the related Government Accounts and proceeds thereof, now or hereafter owned or acquired by such Issuer; provided, however, that the Holder shall not have a security interest in any rights under any Government Contract of such Issuer or in the related Government Account where the taking of such security interest is a violation of an express prohibition contained in the Government Contract (for purposes of this limitation, the fact that a Government Contract is subject to, or otherwise refers to, Title 31, § 203 or Title 41, § 15 of the United States Code shall not be deemed an express prohibition against assignment thereof) or is prohibited by applicable law, unless in any case consent is otherwise validly obtained; and

               (iv) any and all additions and accessions to any of the foregoing, and any and all replacements, products and proceeds (including insurance proceeds) of any of the foregoing.

          (b) Notwithstanding the foregoing provisions of this Section 4, such grant of a security interest shall not extend to, and the term “Collateral” shall not include, any General Intangibles of Issuers to the extent that (i) such General Intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of any license or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law) without the consent of the licensor thereof or other applicable party thereto, and (ii) such consent has not been obtained; provided, however, that the foregoing grant of a security interest shall extend to, and the term “Collateral” shall include, each of the following: (a) any General Intangible which is in the nature of an Account or a right to the payment of money or a proceed of, or otherwise related to the enforcement or collection of, any Account or right to the payment of money, or goods which are the subject of any Account or right to the payment of money, (b) any and all proceeds of any General Intangible that is otherwise excluded to the extent that the assignment, pledge or encumbrance of such proceeds is not so restricted, and (c) upon obtaining the consent of any such licensor or other applicable party with respect to any such otherwise excluded General Intangible, such General Intangible as well as any and all proceeds thereof that might theretofore have been excluded from such grant of a security interest and from the term “Collateral.”

          (c) Upon the execution and delivery of this Agreement, and upon the proper filing of the necessary financing statements, recordation of the Collateral Patent, Trademark and Copyright Assignment in the United States Patent and Trademark Office and/or the United States Copyright Office without any further action, the Holder will have a good, valid and perfected Lien and security interest in the Collateral, which is subordinate to any Liens securing Senior Indebtedness permitted to be incurred pursuant to Section 6(c) and subject to no transfer or other restrictions or Liens of any kind in favor of any other Person except for Permitted Liens. No financing statement relating to any of the Collateral is on file in any public office except those (i) on behalf of the Holders, (ii) in connection with Permitted Liens and/or (iii) those being terminated.

          (d) Collateral Administration.

               (i) All Collateral (except Deposit Accounts) will at all times be kept by Issuer at the locations set forth on Schedule 4(d) and shall not, without thirty (30) calendar days prior written notice to the Collateral Agent, be moved therefrom unless the Collateral Agent has entered into the necessary documents to perfect and enforce its security interest therein at such new location, and in any case shall not be moved outside the continental United States.

               (ii) Issuer shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit such records to the Collateral Agent on such periodic basis as the Collateral Agent may request. Following the occurrence and during the continuance of an Event of Default, if requested by the Collateral Agent, Issuer shall execute and deliver to the Collateral Agent formal written assignments (or, in the case of Medicaid/Medicare Account Debtors, documents necessary to comply with the Federal Assignment of Claims Act) of all of its Accounts weekly or daily as the Collateral Agent may request, including all Accounts created since the date of the last assignment, together with copies of claims, invoices and/or other information related thereto. To the extent that collections from such assigned accounts exceed the outstanding principal amount together with any accrued interest due on the Notes and all First Priority Lien Indebtedness, such excess amount shall not accrue interest in favor of Issuer, but shall be available to Issuer upon Issuer’s written request.

               (iii) Following an occurrence or during the continuance of an Event of Default, any of the Collateral Agent’s officers, employees, representatives or agents shall have the right, at any time during normal business hours, in the name of the Collateral Agent, any designee of the Collateral Agent or Issuers, to verify the validity, amount or any other matter relating to any Accounts or Inventory of Issuer. Issuers shall cooperate fully with the Collateral Agent in an effort to facilitate and promptly conclude such verification process.

               (iv) To expedite collection, Issuer shall endeavor in the first instance to make collection of its Accounts for the Collateral Agent. The Collateral Agent shall have the right at all times after the occurrence and during the continuance of an Event of Default to notify (a) Account Debtors owing Accounts to Issuer other than Medicaid/Medicare Account Debtors that their Accounts have been assigned to the Collateral Agent and to collect such Accounts directly in its own name and to charge collection costs and expenses, including reasonable attorney’s fees, to Issuer, and (b) Medicaid/Medicare Account Debtors that Issuer has waived any and all defenses and counterclaims it may have or could interpose in any such action or procedure brought by the Collateral Agent to obtain a court order recognizing the collateral assignment or security interest and lien of the Collateral Agent in and to any Account or other Collateral and that the Collateral Agent is seeking or may seek to obtain a court order recognizing the collateral assignment or security interest and lien of the Collateral Agent in and to all Accounts and other Collateral payable by Medicaid/Medicare Account Debtors.

               (v) As and when determined by the Collateral Agent in its sole discretion but not more often than four (4) times per year prior to the occurrence and continuance of an Event of Default, the Collateral Agent will perform the searches described in clauses (a), (b) and (c) below against Issuer, all at Issuer’s expense: (a) UCC searches with the Secretary of State of the jurisdiction of organization of each Issuer and the Secretary of State and local filing offices of each jurisdiction where Issuer maintain their respective executive offices, a place of business or assets; (b) lien searches with the United States Patent and Trademark Office and the United States Copyright Office; and (c) judgment, federal tax lien and corporate and partnership tax lien searches, in each jurisdiction searched under clause (a) above.

               (vi) Issuer (a) shall provide prompt written notice to its current bank to transfer all items, collections and remittances to the Concentration Account, (b) shall provide prompt written notice to each Account Debtor (other than Medicaid/Medicare Account Debtors) that the Collateral Agent has been granted a lien and security interest in, upon and to all Accounts applicable to such Account Debtor and shall direct each Account Debtor to make payments to the appropriate Lockbox Account, and Issuer hereby authorizes the Collateral Agent, upon any failure to send such notices and directions within ten (10) calendar days after the date of this Agreement (or ten (10) calendar days after the Person becomes an Account Debtor), to send any and all similar notices and directions to such Account Debtors, and (c) shall do anything further that may be lawfully required by the Collateral Agent to create and perfect the Collateral Agent’s lien on any collateral and effectuate the intentions of the Loan Documents. At the Collateral Agent’s request, Issuer shall immediately deliver or make arrangements to deliver to the Collateral Agent all items for which the Collateral Agent must receive possession to obtain a perfected security interest and all notes, certificates, and documents of title, Chattel Paper, warehouse receipts, Instruments, and any other similar instruments constituting Collateral.

          (e) Power of Attorney. The Collateral Agent is hereby irrevocably made, constituted and appointed the true and lawful attorney for Issuer (without requiring the Holder to act as such) with full power of substitution to do the following: (i) endorse the name of any such Person upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to such Person and constitute collections on its or their Accounts; (ii) execute in the name of such Person any financing statements, schedules, assignments, instruments, documents, and statements that it is or they or are obligated to give the Collateral Agent under any of the Transaction Documents (as defined in the Purchase Agreement); and (iii) do such other and further acts and deeds in the name of such Person that the Collateral Agent may deem necessary or desirable to enforce any Account or other Collateral or to perfect the Collateral Agent’s security interest or Lien in any Collateral. In addition, if any such Person breaches its obligation hereunder to direct payments of Accounts or the proceeds of any other Collateral to the appropriate Lockbox Account, the Collateral Agent, as the irrevocably made, constituted and appointed true and lawful attorney for such Person pursuant to this paragraph, may, by the signature or other act of any of the Collateral Agent’s officers or authorized signatories (without requiring any of them to do so), direct any federal, state or private payor or fiscal intermediary to pay proceeds of Accounts or any other Collateral to the appropriate Lockbox Account.

          (f) Intercreditor Agreement. This Note and all rights, remedies and obligations under this Note are subject to the Intercreditor Agreement, dated as of the date hereof, by and among the Holders, the Collateral Agent and Capital Source Finance LLC in the form attached hereto as Exhibit B (the “Intercreditor Agreement”). The parties to this Agreement and all Persons claiming any right under or in respect of this Agreement are bound by and (to the extent provided in the Intercreditor Agreement) entitled to the benefit of the Intercreditor Agreement.

          (g) Acknowledgement of Joint and Several Liability. Each Issuer acknowledges that it is jointly and severally liable for all of the obligations under the Notes. Each Issuer expressly understands, agrees and acknowledges that (i) Issuers are all Affiliated entities by common ownership, (ii) each Issuer desires to have the availability of one common issuance of Notes instead of separate issuances, (iii) each Issuer has requested that the Holder purchase the Note on the terms herein provided, (iv) Holders will be relying on a Lien upon, all of Issuers’ assets even though the proceeds of any particular Note may not be advanced directly to a particular Issuer, (v) each Issuer will nonetheless benefit by the issuance of the Notes to the Holders, and (vi) all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in the Transaction Documents relating to the Notes shall be applicable to and shall be binding upon each Issuer.

     5. Redemption.

          (a) Optional Redemption.

               (i) On or prior to the first anniversary of the date hereof, under certain circumstances and in accordance with certain procedures to be agreed upon between the Issuers and the Holders, the Issuers shall at the option of the Holder (delivered by notice to the Issuers at least two (2) Business Days prior to the redemption date) (a) pay to the Holder, the outstanding principal amount of the Note, plus accrued and unpaid interest thereon, through the redemption date (the “Par Redemption Price”), and issue to the Holder a warrant to purchase the number of shares of Common Stock equal to the number of Conversion Shares that the Holder would have been entitled to receive had it converted the Note immediately prior to such redemption date (without taking into account any limitations or restrictions on the convertibility of the Note), which shall have an exercise price equal to the applicable Conversion Price and shall be exercisable until the Maturity Date, substantially in the form attached as Exhibit C (the “Redemption Warrant”), or (b) pay to the Holder an amount equal to 110% of the aggregate outstanding principal amount of the Notes, plus accrued and unpaid interest thereon, if any, through the redemption date (the “Premium Redemption Price”).

               (ii) At any time after the first anniversary of date hereof, under certain circumstances and in accordance with certain procedures to be agreed upon between the Issuers and the Holders, the Issuers shall at the option of the Holder (delivered by notice to the Issuers at least two (2) Business Days prior to the redemption date) (a) pay to the Holder the Par Redemption Price and issue to the Holder a Redemption Warrant, or (b) pay to the Holder the Premium Redemption Price.

          (b) Redemption upon Change of Control. Notwithstanding anything to the contrary contained herein, prior to the occurrence of a Change of Control or in anticipation of a Change of Control, the Issuers shall notify the Holders thereof. Upon the occurrence of or in anticipation of a Change of Control contemplated by clauses (i) or (iii) in the definition of Change of Control below, the Issuers shall have the option to redeem all, or any portion, of the outstanding Notes by paying to the Holder the Premium Redemption Price. Upon the occurrence or in anticipation of any Change of Control, in the event that the Issuers had the option, but do not elect such option, or in the event that the Holder has the sole option, the Holder shall have the option to cause the Issuers (or the surviving corporation) to (a) redeem all, or any portion, of the outstanding Notes by paying to the Holder the Premium Redemption Price and/or (b) have the surviving corporation in such Change of Control assume the Notes.

     A “Change of Control” shall be deemed to have occurred when (i) any person (as defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing), other than a person who currently beneficially owns 25% or more of the combined voting power of Common Stock, becomes the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of a majority of the combined voting power of the Common Stock; (ii) there shall have occurred under the Credit Agreement, any indenture or other instrument evidencing any indebtedness or preferred equity of the Company any “change of control” (or similar term as defined in such indenture or other evidence of indebtedness or preferred equity) obligating the Company to repurchase, redeem or repay all or any part of the indebtedness or capital stock provided for therein; (iii) the Company merges or consolidates with or into another Person as a result of which the stockholders of the Company immediately prior to the consummation of such transaction do not own at least 50% of the outstanding voting securities of the remaining, consolidated or successor entity, as the case may be, or the Company sells or disposes of all or substantially all of its assets to any Person; (iv) the liquidation, dissolution, or the winding up of the affairs of the Company; or (v) during any calendar year, individuals who at the beginning of such period constituted the Company’s board of directors (and any new members of such board of directors whose election by the Company’s board of directors or whose nomination for election by the Company’s stockholders was approved by a vote of a majority of the members of such board of directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Company’s board of directors.

          (c) Partial Redemption.

               (i) On February 28, 2010, and from time to time thereafter, the Issuers shall redeem that portion of the Notes as is necessary to ensure that the Notes shall not be considered an “applicable high yield discount obligation” within the meaning of Sections 163(e)(5) and 163(i) of the Internal Revenue Code of 1986, as amended or any successor provisions thereof.

               (ii) The Notes shall be redeemed on a pro-rata basis and in portions of the principal of Notes that have denominations of $1,000 principal amount or multiples thereof. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000.

               (iii) Upon the partial redemption of the Note, the Issuers shall (i) pay to the Holder a percentage of the Par Redemption Price equal to the Par Redemption Price multiplied by a fraction, the numerator of which shall be the principal amount of the Note being redeemed and the denominator of which shall be the principal amount of the Note immediately prior to the redemption date, and (ii) issue a new Note in the form hereof representing the balance of the principal amount hereof not redeemed and change the Conversion Price in accordance with Section 3(d)(vii) such that such new Note will be convertible into the number of shares of Common Stock equal to the number of Conversion Shares that the Holder would have been entitled to receive had it converted the Note immediately prior to such redemption.

          (d) Mandatory Redemption Upon Warrant Redemption.

               (i) Upon a redemption of the outstanding Warrants pursuant to Section 6 of the Warrant Agreement which results in the exercise of at least three quarters of the Warrants outstanding as of the date hereof (as may be adjusted pursuant to stock splits, dividends, combinations or other adjustments pursuant to Section 4 of the Warrant Agreement) for cash, the Holders, by sending written notice within 60 days after the Warrant redemption date (“Mandatory Repurchase Notice”), shall have the right to require the Issuers to repurchase shares of Common Stock equal to such number of shares of Common Stock that would be receivable upon conversion of the Notes in an amount up to $5,000,000 in the aggregate. The price per share of such Common Stock shall be the average Daily Market Price of Common Stock during the ten (10) Trading Days preceding such Mandatory Repurchase Notice (the “Put Payment”); provided, however, in no event shall the Put Payment be less than $8.50 per share; provided, further, that in no event shall the aggregate Put Payment for all of such shares of Common Stock exceed 25% of the cash proceeds of the Warrants exercised pursuant to the redemption.

               (ii) Upon the receipt of notice from a Holder of a Mandatory Repurchase Notice, the Company shall promptly, but in no event later than two (2) business days after the receipt thereof, deliver a copy of such notice to the other Holders. For a period of five (5) Business Days following its receipt of such Mandatory Repurchase Notice, each other Holder shall have the right and option (but not the obligation) to also exercise a Put Payment right by delivering a Mandatory Repurchase Notice. If the Holders electing to exercise their Put Payment right elect to put more than the aggregate amount of shares that the Company is required to repurchase pursuant to Section 5(d)(i), then each Holder delivering a Mandatory Repurchase Notice shall be entitled to require the Company to repurchase that number of shares of Common Stock calculated by multiplying the aggregate number of shares of Common Stock that the Company is required to repurchase pursuant to Section 5(d)(i) by a fraction the numerator of which is equal to the number of shares of Common Stock elected to be repurchased from such Holder and the denominator of which is equal to the total number of shares of Common Stock elected to be repurchased by all Holders that elect to exercise their Put Payment right. Each Mandatory Repurchase Notice shall include the number of shares of Common Stock desired to be put to the Company and the value thereof as of the date of such notice.

          (e) Redemption Procedures.

               (i) Notice to Holders Upon Redemption. In the case of a redemption pursuant to Sections 5(a), 5(b) or 5(c), at least 30 days prior to a redemption date of Notes, except in the case of Section 5(c) for which at least 60 days prior to such redemption date of Notes, the Company shall mail a notice of redemption by first-class mail to each Holder of Notes at such Holder’s registered address.

          The notice shall identify the amount Notes to be redeemed and shall state:

     (A) the redemption date;

     (B) the applicable subsection of Section 5 pursuant to which the redemption will occur;

     (C) if applicable, the Redemption Price and the number of shares into which the Redemption Warrant will be exercisable, on the redemption date;

     (D) if applicable, the Premium Redemption Price on the redemption date;

     (E) if redemption will occur pursuant to Section 5(c), the Notes or portions of Notes to be redeemed, the Redemption Price and the new Conversion Price that will be in effect for each of the remaining Notes;

     (F) that Notes called for redemption must be surrendered to the Company to collect the consideration (or if to an agent of the Company, the name and address of the agent where the Notes must be surrendered); and

     (G) that, unless the Company defaults in making such redemption payment interest on the Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date.

               (ii) Such notice shall be accompanied by a certificate of an officer of the Company and a written opinion from legal counsel from the Company to the effect that such redemption will comply with the conditions herein.

               (iii) Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date. Upon surrender to the Company, the consideration shall be delivered as stated in the notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

               (iv) Holders shall be required to surrender the Notes being purchased by the Company, with an appropriate form duly completed, to the Company at the address specified in the notice of redemption. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Securities surrendered.

               (v) If any Note surrendered for redemption in the manner provided herein shall not be so paid on the redemption date due to the failure of the Company to deliver the required consideration, interest shall continue to accrue from the redemption date until such consideration is delivered, with such consideration being based on the unpaid principal and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the date and in the manner provided in the Notes which were to be redeemed.

               (vi) Any redemption shall be conditioned upon and occur either concurrently with or immediately prior to or after the consummation of the transaction, including without limitation a Change of Control, related to such redemption.

               (vii) Holders shall have the right to convert the Notes or any portion thereof in accordance with Section 3 at any time prior to the actual redemption of the Notes or applicable portion of the Notes, including without limitation, during the thirty (30) day (or, in the case of Section 5(c), sixty (60) day) notice period under this Section 5(e).

          (f) Tax Put Right.

               (i) For 30 days following a redemption in which the Holder receives Redemption Warrants, (A) the Holder shall have a right (the “Tax Put Right”) by written notice to the Company (which such notice shall include the number of shares of Common Stock desired to be put to the Company and the value thereof as of the date of such notice) to require the Issuers to purchase an amount of shares of Common Stock from the Holder, based on the average Daily Market Price during the ten (10) Trading Days prior to such redemption, that is equal to an amount of up to $5,000,000 in the aggregate for all such redemptions for all Holders of all Notes and (B) if the amount received by the Holder after exercising its rights up to the maximum aggregate amount pursuant to clause (A) is, when combined with the consideration received by the Holder upon redemption of the Convertible Notes, still insufficient to pay the income taxes relating to the redemption, the receipt of the Redemption Warrants and the exercise of the Tax Put Right, then, upon receipt of written notice from the Holder (or any other Holder of Notes) of such insufficiency, the Company shall use commercially reasonable efforts to file one registration statement for all Holders of Notes (regardless of the number of redemptions) as soon as reasonably practicable after such redemption but in any event within thirty (30) days after such redemption and cause such registration statement to be declared effective as soon as practicable after such filing but in any event within sixty (60) days after such filing, failing which the Holders of all Notes shall have an additional Tax Put Right in the amount of up to $2,500,000 in the aggregate for all such redemptions.

               (ii) Upon the receipt of notice from a Holder that such Holder has elected to exercise its Tax Put Right, the Company shall promptly, but in no event later than two (2) business days after the receipt thereof, deliver a copy of such notice to the other Holders. For a period of five (5) Business Days following its receipt of a Tax Put Right notice, each other Holder shall have the right and option (but not the obligation) to also exercise a Tax Put Right by delivering written notice thereof (which such notice shall include the number of shares of Common Stock desired to be put to the Company and the value thereof as of the date of such notice). If the Holders electing to exercise their Tax Put Right elect to put more than the aggregate amount of shares that the Company is required to repurchase pursuant to Section 5(f)(i), then each Holder delivering a Tax Put Right notice shall be entitled to require the Company to repurchase that number of shares of Common Stock calculated by multiplying the aggregate number of shares of Common Stock that the Company is required to repurchase pursuant to Section 5(f)(i) by a fraction the numerator of which is equal to the number of shares of Common Stock elected to be repurchased from such Holder and the denominator of which is equal to the total number of shares of Common Stock elected to be repurchased by all Holders that elect to exercise their Tax Put Right.

     6. Covenants.

          (a) Reservation of Conversion Shares. The Company agrees that it will at all times reserve and keep available out of its authorized shares of Common Stock, free from preemptive rights, solely for the purpose of issue upon conversion of the Notes and issuances of shares of Common Stock in accordance with the terms hereof. The Company agrees that the Conversion Shares shall, when issued, be duly and validly issued and fully paid and non-assessable.

          (b) Required Registration. The Company agrees that if any Conversion Shares require registration with or approval of any governmental authority under any Federal or state law, or any national securities exchange, before such shares may be issued upon conversion, the Company will use its best efforts to cause such shares to be duly registered or approved, as the case may be.

          (c) Limitation on Senior Indebtedness. The Issuers agree that so long as any Notes shall remain outstanding, the Issuers and their Subsidiaries, on a consolidated basis, shall not directly or indirectly incur, create, assume, guarantee, become liable, contingently or otherwise, with respect to, or otherwise become responsible for the payment of, including, without limitation, by way of assumption or acquisition in a business combination (each event, an “incurrence”) any Indebtedness other than (i) the Notes, (ii) Senior Indebtedness (not including the Notes) not to exceed $20,000,000 in the aggregate; provided, however, if the Issuers achieve an LTM EBITDA of $10,000,000 for two (2) consecutive quarters, the Issuers shall be permitted to incur up to $25,000,000 in Senior Indebtedness (not including the Notes) in the aggregate; and (iii) any Indebtedness that is by its terms expressly subordinated to the Notes, including without limitation, in right of payment or Lien priority on terms satisfactory to the

Holders of a majority of the principal amount and interest of the Notes outstanding, in their sole discretion.

          (d) Limitation on Liens. The Issuers shall not create, incur, assume or suffer to exist any Lien upon, in or against, or pledge of, any of the Collateral or any of its properties or assets or any of its authorized but unissued or treasury shares, securities or other equity or ownership or partnership interests, whether now owned or hereafter acquired, except for Permitted Liens.

          (e) Right to Cure Default of First Priority Lien Indebtedness. The Issuers agree that, upon any default, breach, violation, event, fact or circumstance under any First Priority Lien Indebtedness (including a Default or Event of Default under the Credit Agreement, as defined therein) which, with the giving of applicable notice or passage of time or both, would permit the holder of such Indebtedness to declare a default or otherwise accelerate amounts due thereunder, which the Issuers have not cured within the permitted time period and RGGPLS Holding Inc. or an RGGPLS Permitted Assignee (as defined below) have not elected, within five (5) Business Days of any such event, to repay, refinance or replace such Indebtedness or otherwise cure or provide funding to the Company for the purposes of curing such default (the “RGGPLS Cure”), MHR Fund Management LLC, its Affiliates, and any Person, directly or indirectly, managed or controlled by MHR Fund Management LLC or its Affiliates, including without limitation, MHR Capital Partners LP and OTQ LLC (collectively “MHR”) shall have the right, but not the obligation, to fund the repayment of such Indebtedness (including, without limitation, by way of purchasing interests in the loans under the Credit Agreement) or otherwise cure such default within five (5) Business Days of the earlier of (i) the expiration of the RGGPLS Cure period above and (ii) the receipt of notice from RGGPLS Holding, Inc. or any RGGPLS Permitted Assignee that it has elected not to pursue an RGGPLS Cure. The Company shall give MHR written notice of any such default promptly after the occurrence thereof, but in no event later than two (2) Business Days after the occurrence of any such default. For purposes of the foregoing, an “RGGPLS Permitted Assignee” shall mean the surviving entity in a reorganization or recapitalization of RGGPLS, including without limitation, by way of merger or consolidation with or into another person or entity, if the percentage interest of the members or stockholders, as the case may be, in the equity interests of the surviving entity following consummation of such transaction is substantially the same (on a relative basis) as each such stockholder’s percentage interest in RGGPLS immediately prior to the consummation of such transaction.

          (f) No Dividends on Capital Stock. The Issuers agree that so long as any Notes shall remain outstanding, the Company shall not declare or pay any cash dividends or otherwise make any distributions of cash, property or other assets with respect to capital stock of the Company without the written consent of each of the Holders.

     7. Transfer of Note. Upon due presentment for registration of transfer of this Note, the Company will execute, register and deliver in exchange a new Note equal in aggregate principal amount to the then unpaid principal amount of this Note, dated the date to which interest has been paid and registered in the name of the transferee.

     8. Governing Law. This Note shall be governed by and construed in accordance with the domestic substantive laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

     9. Jurisdiction. The Issuers irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in the County of New York, State of New York in any suit or proceeding based on or arising under this Note and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Issuers irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Issuers further agree that service of process upon the Issuers mailed by first class mail shall be deemed in every respect effective service of process upon the Issuers in any such suit or proceeding. The Issuers agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. Nothing herein shall affect the right of the Holder to institute suit and conduct an action in any other appropriate manner, jurisdiction or court or to serve process in any other manner permitted by law.

     10. Notices. All notices and other communications given to any party hereto pursuant to this Note shall be in writing and shall be delivered, or mailed first class postage prepaid, registered or certified mail, addressed as follows:

          (a) If to the Issuers, to:

NationsHealth, Inc.
13650 N.W. 8th Street
Suite 109
Sunrise, FL 33325
Fax number: (954) 903-5005
Attention: President

with a copy to:

McDermott Will & Emery LLP
201 South Biscayne Blvd.
Miami, Florida 33131
Fax number: (305) 347-6500
Attention: Ira J. Coleman, Esq.

          (b) If to the Holder, to:

MHR Fund Management LLC
40 West 57th Street, 24th Floor,
New York, NY 10019
Fax number: (212) 262-9356
Attention: Hal Goldstein and Emily Fine

with a copy to:

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, NY 10038
Fax number: (212) 806-6006
Attention: Patricia M. Perez, Esq.

Each such notice or other communication shall for all purposes be treated as being effective or having been given when delivered, if delivered personally, by e-mail or facsimile with confirmation of receipt or by overnight courier or, if sent by mail, at the earlier of its actual receipt or three (3) days after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

     11. Company’s Waivers. The Issuers, to the extent permitted by law, waive and agree not to assert or take advantage of any of the following: (a) any defense based upon an election of remedies by the Holder which may destroy or otherwise impair any subrogation or other rights of the Issuers or any guarantor or endorser of this Note; (b) any duty on the part of the Holder to disclose any facts or other data the Holder may now or hereafter know; (c) acceptance or notice of acceptance of this Note by the Issuers; (d) presentment and/or demand for payment of this Note or any indebtedness or obligations hereby promised; and (e) protest and notice of dishonor with respect to this Note or any indebtedness or performance of obligations arising hereunder.

     12. Amendment; Waiver. All amendments or waivers of any of the terms hereof (including, without limitation, any waiver of acceleration of the Maturity Date) and any payment of this Note with any consideration other than cash, shall be made or effected only with the written consent of the Holders of a majority of the principal amount and interest of the Notes outstanding. No failure or delay on the part of any Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     13. Replacement of Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Note by the Holder, the Company shall issue a replacement instrument, at the Company’s expense, representing such Note in lieu of such lost, stolen, destroyed, or mutilated instrument, provided that the Holder agrees to indemnify the Company for any losses incurred by the Company with respect to such lost instrument (other than the cost of issuing the new instrument).

     14. Headings. The headings of the sections of this Note are inserted for convenience only and do not constitute a part of this Note.

     15. Ranking. The Notes shall rank senior in right of payment or pari passu to any Indebtedness and future Indebtedness of the Issuers other than the Senior Indebtedness permitted by Section 6(c) and in the Intercreditor Agreement.

     16. Assignability. This Note shall be binding upon the Issuers and their successors and assigns and shall inure to the benefit of the Holder and its successors and assigns. Notwithstanding anything to the contrary contained herein or in the Transaction Documents, this Note may be pledged and all rights of the Holder under this Note may be assigned to any Affiliate or to any other person or entity without the consent of the Issuers, subject to the Securities Act of 1933.

     17. Cost of Collection. If default is made in the payment of this Note, the Issuers shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

     18. Remedies Cumulative. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a Holder’s right to pursue actual damages for any failure by the Issuers to comply with the terms of this Note. The Issuers acknowledge that a breach by them of their obligations hereunder will cause irreparable harm to the Holder of the Note and that the remedy at law for any such breach may be inadequate. The Issuers therefore agree, in the event of any such breach or threatened breach, that the Holder of the Note shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed and to be dated the day and year first above written.

NATIONSHEALTH, INC.
By:	/s/ Glenn Parker
	Name:	Glenn Parker, M.D.
Title:

NATIONSHEALTH HOLDINGS, L.L.C.
By:	/s/ Glenn Parker
	Name:	Glenn Parker, M.D.
Title:

UNITED STATES PHARMACEUTICAL GROUP, L.L.C.
By:	/s/ Glenn Parker
	Name:	Glenn Parker, M.D.
Title:

[Signature Page to Note]

EXHIBIT A

NOTICE OF CONVERSION
To:	NationsHealth, Inc.
13650 N.W. 8th Street
Sunrise, FL 33325
Fax number: (954) 903-5005
Attention: President

The undersigned hereby irrevocably elects to convert $___principal amount of the Note (the “Conversion”), into shares of common stock (“Common Stock”) of NationsHealth, Inc. (the “Company”) according to the conditions of the 7 3/4% Convertible Secured Promissory Note dated February 28, 2005 (the “Note”), as of the date written below. A copy of the Note is attached hereto (or evidence of loss, theft or destruction thereof).

[The Company shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee (which is ___) with DTC through its Deposit Withdrawal Agent Commission System (“DTC Transfer”).]

In the event of partial exercise, please reissue an appropriate Note(s) for the principal balance which shall not have been converted.

Check Box if Applicable:

☐	In lieu of receiving the shares of Common Stock issuable pursuant to this Notice of Conversion by way of DTC Transfer, the undersigned hereby requests that the Company issue and deliver to the undersigned or its nominee (if applicable) physical certificates representing such shares of Common Stock.

Date of Conversion:_______________________________

Applicable Conversion Price: _______________________

Amount of Accrued and Unpaid Interest
on the Principal Amount to be converted,
if any: __________________________________________

Default Amount to be converted, if any:

Number of Shares of
Common Stock to be Issued:_________________________

Signature:________________________________________

Name:___________________________________________

Address:_________________________________________

EXHIBIT B

Senior Subordination Agreement
(referred to as the Intercreditor Agreement)

EXHIBIT C

Form of Redemption Warrant

WARRANT AGREEMENT

Dated as of ___________ __, ____

by and between

NATIONSHEALTH, INC.

and

[____________________________]

as Warrant Agent

TABLE OF CONTENTS1

[1]	This Table of Contents does not constitute a part of this Agreement or have any bearing upon the interpretation of any of its terms or provisions.

     WARRANT AGREEMENT dated as of [____________] [___], [_____], between NATIONSHEALTH, INC., a Delaware corporation (the “Company”), and [__________________], as Warrant Agent (the “Warrant Agent”).

     WHEREAS, pursuant to the terms and conditions of those certain 7 3/4% Convertible Secured Notes of the Company, dated as of February 28, 2005 (the “Notes”), the Company is required under certain circumstances to issue the warrants, as hereinafter described (the “Warrants”), to purchase shares of Common Stock, par value $.0001 per share (the “Common Stock”), of the Company (the “Warrant Shares”); and

     WHEREAS, each Warrant entitles the holder of the Warrant, upon exercise to receive from the Company, as adjusted as provided herein, one fully paid and nonassessable share of Common Stock of the Company at the Exercise Price (as defined herein); and

     WHEREAS, the Warrants shall bear the legend set forth in the form of Warrant Certificate in Exhibit A attached hereto (the “Warrant Legend”) subject to the terms of the Warrant Agreement; and

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of Warrant certificates and other matters as provided herein.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

          SECTION 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment.

          SECTION 2. Warrant Certificates. The certificates evidencing the Warrants to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto.

          SECTION 3. Execution of Warrant Certificates. Warrant certificates shall be signed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or Vice President and Secretary or an Assistant Secretary under its corporate seal. Each such signature upon the Warrant certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, Chief Executive Officer, President or Vice President and Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, Chief Executive Officer, President or Vice President and Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant certificates shall be countersigned and delivered or disposed of he or she shall have ceased to hold such office, so long as, and the Company hereby represents that, under the Company’s charter and by-laws, any Warrants or Warrant Shares so issued would be validly issued. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant certificates.

     In case any officer of the Company who shall have signed any of the Warrant certificates shall cease to be such officer before the Warrant certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; so long as, and the Company hereby represents that, under the Company’s charter and by-laws, any Warrants or Warrant Shares so issued would be validly issued; and any Warrant certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant certificate, shall be a proper officer of the Company to sign such Warrant certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer, so long as, and the Company hereby represents that, under the Company’s charter and by-laws, any Warrants or Warrant Shares so issued would be validly issued.

     Warrant certificates shall be dated the date of countersignature by the Warrant Agent and shall represent one or more whole Warrants. The maximum number of Warrants that may be issued hereunder is equal to the maximum number of such Warrants that are required to be issued pursuant to the Notes.

          SECTION 4. Registration and Countersignature. The Warrant Agent, on behalf of the Company, shall number and register the Warrant certificates in a register as they are issued by the Company.

     Warrant certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, Chief Executive Officer, President, Vice President and Secretary or Assistant Secretary of the Company, initially countersign and deliver Warrants entitling the holders thereof to purchase not more, nor less, than the number of Warrant Shares referred to above in the second recital hereof (but subject to adjustment as hereinafter provided) and shall countersign and deliver Warrants as otherwise provided in this Agreement.

     The Company and the Warrant Agent may deem and treat the registered holder(s) of the Warrant certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary except as provided in Section 5 hereof.

          SECTION 5. Registration of Transfers and Exchanges. This Warrant certificate is freely transferable to any Person subject to the requirements of applicable law. The Warrant Agent shall from time to time register the transfer of any outstanding Warrant certificates upon the records to be maintained by it for that purpose, upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant certificate shall be issued to the transferee(s) and the surrendered Warrant certificate shall be cancelled by the Warrant Agent. Cancelled Warrant certificates shall thereafter be disposed of by the Company in accordance with applicable law.

2

     Warrant certificates may be exchanged at the option of the holder(s) thereof, when surrendered to the Warrant Agent at its office for another Warrant certificate or other Warrant certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant certificates surrendered for exchange shall be cancelled by the Warrant Agent. Such cancelled Warrant certificates shall then be disposed of by the Company in accordance with applicable law.

     No service charge shall be made for any transfer or exchange of Warrant certificates, but the Company may require payment of a sum sufficient to cover any stamp or other governmental charge or tax that may be imposed in connection with any such transfer or exchange.

     The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Section 5, the new Warrant certificates issued pursuant to the provisions of this Section 5.

          SECTION 6. Terms of Warrants; Exercise of Warrants. Subject to the terms of this Agreement, each Warrant holder shall have the right, which may be exercised from the date of original issuance of the Warrant certificates pursuant to the terms of this Agreement and prior to 5:00 p.m. New York city time on the February 28, 2012 (the “Expiration Date”), to exercise each Warrant and receive from the Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price (as herein defined) then in effect for such Warrant Shares. Each Warrant, when exercised will entitle the holder thereof to purchase one fully paid and nonassessable share of Common Stock at the Exercise Price. Each Warrant not exercised prior to the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time, except as expressly provided otherwise in this Agreement.

     A Warrant may be exercised upon surrender to the Company at the principal corporate trust office of the Warrant Agent referred to in Section 19 (the “Warrant Agent Office”) of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by an “eligible guarantor” as defined in the regulations promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and upon payment to the Warrant Agent for the account of the Company of the exercise price of $[INSERT THE THEN-CURRENT CONVERSION PRICE OF NOTE] (the “Exercise Price”), as adjusted as herein provided, for each Warrant Share then exercised. Payment of the aggregate Exercise Price shall be made (i) in United States dollars or (ii) by certified or official bank check payable to the order of the Company. In lieu of payment of the Exercise Price as aforesaid, the holder of a Warrant may request the payment of “Spread”, which shall be delivered by the Company by delivering Common Stock with an aggregate current market price (as of the date of delivery of request by holder to the Company pursuant to Section 19) equal to the difference between the current market price per share of Common Stock less the Exercise Price multiplied by the number of Warrants being exercised.

     Subject to the provisions of Section 8 hereof, upon such surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the holder and in such name or names, as the

3

Warrant holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in Section 14 hereof; provided, however, that if any consolidation, merger or lease or sale of assets is proposed to be effected by the Company as described in Section 12(c) hereof, or a tender offer or an exchange offer for shares of Common Stock of the Company shall be made, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than two business days thereafter, issue and cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence together with cash as provided in Section 14 hereof. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price. No fractional shares shall be issued upon exercise of any Warrants in accordance with Section 14 hereof.

     The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part (in whole shares) and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant certificate or certificates pursuant to the provisions of this Section and of Section 4 hereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant certificates duly executed on behalf of the Company for such purpose.

     All Warrant certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Warrant certificates shall then be disposed of by the Company in accordance with applicable law. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

     The Warrant Agent shall keep copies of this Agreement, the SEC Reports (as defined below) and any notices given or received hereunder available for inspection by the holders of the Warrants during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

          SECTION 7. Reports. So long as any of the Warrants remain outstanding, the Company shall cause copies of all quarterly and annual financial reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act in effect on the date of this Agreement (“SEC Reports”) to be filed with the Warrant Agent and mailed to the holders of Warrants who have previously delivered to the Company or the Warrant Agent a written request for SEC Reports, in each case, within 15 days after filing with the SEC. If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall nevertheless continue to cause SEC Reports, in form and substance (including footnotes) substantially the same as those that it would be required to file pursuant to Section 13 or 15(d) of the Exchange Act as in effect on the date of

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this Agreement if it were then subject to the requirements of either such Section, to be so filed with the SEC for public availability (unless the SEC will not accept such a filing) and with the Warrant Agent and mailed to the holders of Warrants, in each case, within the same time periods as would have applied (including under the preceding sentence) had the Company then been subject to the requirements of Section 13 or 15(d) of the Exchange Act. The Company shall make all such information available to investors, securities analysts and broker dealers who request it in writing.

          SECTION 8. Payment of Taxes. No service charge shall be made to any holder of a Warrant for any exercise, exchange or registration of transfer of Warrant certificates, and the Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

          SECTION 9. Mutilated or Missing Warrant Certificates. If any of the Warrant certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue and the Warrant Agent shall countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and substitution for the Warrant certificate lost, stolen or destroyed, a new Warrant certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant certificate and such indemnity and security therefor as is customary and reasonably satisfactory to them, if requested. Applicants for such substitute Warrant shall also comply with such other reasonable regulations As the Company or the Warrant Agent may prescribe.

          SECTION 10. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

     The Company or the transfer agent for the Common Stock and every subsequent transfer agent for any shares of the Company’s capital stock issuable upon the exercise of any of the rights of purchase represented by the Warrants as aforesaid (the “Transfer Agent”) will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent for any shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 14 hereof. The Company will furnish such Transfer Agent a copy of all

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notices of adjustments and certificates related thereto, transmitted to each holder pursuant to Section 15 hereof.

     Before taking any action which would cause an adjustment pursuant to Section 12 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will expeditiously take all corporate action necessary, in the opinion of its counsel (which may be counsel employed by the Company), in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

     The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will be, upon payment of the Exercise Price and issuance thereof, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof, provided that until (i) the Warrant Shares have been transferred pursuant to Rule 144 under the Securities Act (“Rule 144”), (ii) the Warrant Shares may be transferred pursuant to Rule 144(k) under the Securities Act, or (iii) a registration statement under the Securities Act is effective relating to the transfer of such Warrant Shares, certificates evidencing the Warrant Shares may bear the following or a substantially similar legend:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW WITH RESPECT THERETO, (II) PURSUANT TO RULE 144 OF THE SECURITIES ACT OR (III) UPON THE ADVICE OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER, REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW IS NOT REQUIRED IN CONNECTION WITH SUCH TRANSFER”

     The Company agrees that the legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Warrant Shares upon which it is stamped if (a) such Warrant Shares may be transferred pursuant to an effective registration statement under the Securities Act; (b) such holder provides the Company with reasonable assurances that such Warrant Shares can be transferred pursuant to Rule 144; or (c) such holder receives advice of counsel reasonably acceptable to the Company to the effect that a sale or transfer of such Warrant Shares may be made without registration under the Securities Act. In the event the above legend is removed from any Warrant Shares and thereafter the effectiveness of a registration statement covering such Warrant Shares is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance written notice to the holders of Warrant Shares, the Company may require that the above legend be placed on any such Warrant Shares that cannot then be sold pursuant to an effective registration statement or pursuant to Rule 144 and the holders thereof shall cooperate in the replacement of such legend. Such legend shall thereafter be removed when

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such Warrant Shares may again be transferred pursuant to an effective registration statement or pursuant to Rule 144.

          SECTION 11. Obtaining Stock Exchange Listings. The Company shall also from time to time take all action necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the Nasdaq Stock Market National Market or such other principal securities exchanges, interdealer quotation systems and markets within the United States of America, if any, on which other shares of Common Stock are then listed or quoted.

          SECTION 12. Adjustment of Exercise Price and Number of Warrant Shares Issuable. The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 12.

          For purposes of this Section 12:

          “Common Stock” means the Common Stock and any other stock of the Company, however designated, for which the Warrants may be exercisable.

          “Holder” shall mean a beneficial holder of a Warrant.

          “Daily Market Price” shall mean, as of any date of determination, the closing sale price for the Common Stock, for the Trading Day of such date of determination (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such Trading Day and further subject to adjustment as provided herein) on the principal United States securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, or if the foregoing does not apply, the closing sale price for the Common Stock in the OTC Bulletin Board for such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the closing sale price as reported in the “pink sheets” by the Pink Sheets LLC, in each case for such date or, if such date was not a Trading Day for such security, on the next preceding date which was a Trading Day. If the Daily Market Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Daily Market Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Holders holding a majority of the Warrants outstanding and reasonably acceptable to the Company, with the costs of such appraisal to be borne by the Company.

          “Existing Warrants” shall have the meaning as defined in the Warrant Agreement, dated as of August 25, 2003, between the Company (formerly Millstream Acquisition Corporation), and Continental Stock Transfer & Trust Company (the “Existing Warrant Agreement”).

          “Purchase Agreement” shall mean the Investment Unit Purchase Agreement, dated February 28, 2005, between the and certain subsidiaries and the holders thereto

          “Trading Day” shall mean any day on which the principal United States securities exchange or trading market where the Common Stock is then listed or traded, is open for trading.

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          (a)      Common Stock Dividends; Common Stock Splits; Reverse Common Stock Splits. If the Company, at any time while this Warrant is outstanding, (1) shall pay a stock dividend on its Common Stock, (2) subdivide outstanding shares of Common Stock into a larger number of shares, or (3) combine outstanding shares of Common Stock into a smaller number of shares, the Exercise Price shall be multiplied by a fraction the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 12(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

          (b)      Subscription Rights. If the Company, at any time while this Warrant is outstanding, shall fix a record date for the distribution to all of the holders of Common Stock evidence of its indebtedness or assets or rights, options, warrants or other securities entitling them to subscribe for, purchase, convert to, exchange for or to otherwise acquire any security (excluding those referred to in Section 12(a) above), then in each such case the Exercise Price at which this Warrant shall thereafter be exercisable shall be determined by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction, the denominator of which shall be the average Daily Market Price of the Common Stock for the ten (10) Trading Days prior to the record date mentioned above, and the numerator of which shall be such average Daily Market Price of the Common Stock for the ten (10) Trading Days prior to such record date less the then fair market value at such record date of the portion of such evidence of indebtedness or assets or rights, options, warrants or other securities so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding twenty percent (20%) of the net assets of the Company, such fair market value shall be determined by an appraiser selected by the Holders holding a majority of the Warrants outstanding and reasonably acceptable to the Company. The Company shall pay for all such appraisals. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

          (c)      Other Events. In case of (1) any reclassification of the Common Stock into other securities of the Company, (2) any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property or (3) any merger or consolidation with or into any persons, or any sale or other disposition of all or substantially all of the assets of the Company to any person (each of (1), (2) or (3), an “Extraordinary Event”), each Holder shall have the right thereafter to convert this Warrant into shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such Extraordinary Event, that the Holder would have been entitled to receive had it converted this Warrant immediately prior to such Extraordinary Event (without taking into account any limitations or restrictions on the convertibility of the Warrants). In the case of an Extraordinary Event, the terms of any such Extraordinary Event shall include such terms so as to continue to give to the Holder the right to receive the securities, cash or property set forth in this Section 12(c) upon any conversion following such Extraordinary Event. This provision shall similarly apply to successive Extraordinary Events.

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          (d)      Issuance of Additional Shares of Common Stock. Except as provided in subsection (e) hereof, if and whenever the Company shall issue or sell, or is, in accordance with any of subsections (d)(1) through (d)(8) hereof, deemed to have issued or sold, any Additional Shares of Common Stock for a consideration per share less than the Exercise Price in effect immediately prior to the time of such issue or sale, then and in each such case (a “Trigger Issuance”) the then-existing Exercise Price shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to the lowest price per share at which any share of Common Stock was issued or sold or deemed to be issued or sold in the Trigger Issuance. Notwithstanding anything to the contrary contained herein, the Company shall not be required to make the full adjustment set forth in this subsection (d) or in subsection (f) below to the Exercise Price if such adjustment would result in a Exercise Price lower than $3.40, which amount shall be subject to adjustment when the Exercise Price is adjusted pursuant to Section 12(a)(1), (2) or (3), to the same extent as such adjustment to the Exercise Price (the “Minimum Exercise Price”). In the event that an adjustment made under this subsection would result in the Exercise Price being less than the Minimum Exercise Price, the Exercise Price shall be the Minimum Exercise Price and the Exercise Price shall not be adjusted further pursuant to this subsection (d) or subsection (f) below. Notwithstanding anything to the contrary contained herein, the Company shall not take any action which would cause an adjustment pursuant to Section 12 to reduce the Exercise Price to a price below which the Warrant Shares issuable upon exercise of the Warrants when combined with the shares of Common Stock issued to the Holders pursuant to the Purchase Agreement would exceed 19.9% of the outstanding Common Stock measured as of the date of the execution of the Purchase Agreement, unless and until the Company shall take all corporate action necessary, including, without limitation, obtaining stockholder approval, in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

          For purposes of this subsection (d), “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this subsection (d), other than Excluded Issuances (as defined in subsection (e) hereof).

          For purposes of this subsection (d), the following subsections (d)(1) to (d)(8) shall also be applicable (subject, in each such case, to the provisions of subsection (e) hereof) and to each other subsection contained in this subsection (d):

1. Issuance of Rights or Options. In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate

9

amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price. Except as otherwise provided in subsection (d)(4), no adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

2. Issuance of Convertible Securities. In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price, provided that (a) except as otherwise provided in subsection (d)(4), no adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Exercise Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Exercise Price have been made pursuant to the other provisions of subsection (d).

3. Change in Warrant Price or Amount. Notwithstanding the provisions of subsection (e), if the exercise price provided for in the Existing Warrants on the date hereof is below the Exercise Price and (i) such exercise price is reduced, the then-existing Exercise Price shall be reduced, as of the close of business on the

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effective date of such reduction in exercise price by an amount equal to the product of (x) the original exercise price of the Existing Warrants minus (y) the reduced exercise price of the Existing Warrants and (2) a fraction, the numerator of which is the number of shares of Common Stock acquired upon exercise, if any, of the Existing Warrants and the denominator of which is the aggregate number of shares of Common Stock that may be acquired upon exercise of all of the Existing Warrants or (ii) the Company amends the terms of the Existing Warrants to increase the number of shares of Common Stock that may be acquired upon exercise of the Existing Warrants, the then-existing Exercise Price shall be reduced, as of the close of business on the effective date of amendment by an amount equal to the product of (1) (x) the original exercise price of the Exercise Warrants minus (y) the product of the original exercise price of the Existing Warrants and a fraction, the numerator of which is the old number of shares for which the Existing Warrants were exercisable immediately prior to such amendment and the denominator of which is the new number of shares for which the Existing Warrants are exercisable immediately following such amendment and (2) a fraction, the numerator of which is the number of shares of Common Stock acquired upon exercise, if any, of the Existing Warrants and the denominator of which is the aggregate number of shares of Common Stock that may be acquired upon exercise of all of the Existing Warrants; provided, however, that the Exercise Price shall not be reduced below the Minimum Exercise Price.

4. Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection (d)(1) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections (d)(1) or (d)(2), or the rate at which Convertible Securities referred to in subsections (d)(1) or (d)(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

5. Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor will be the amount received by the Company therefor, after deduction of all underwriting discounts or allowances in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, including in the case of a strategic or similar arrangement in which the other entity will provide services to the Company, purchase services from the Company or otherwise provide intangible consideration to the Company, the amount of the consideration other than cash received by the Company (including the net present value of the consideration expected by the Company for the

11

provided or purchased services) will be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the average Daily Market Price for the ten (10) Trading Days with respect to such securities thereof prior to the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving Company, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving Company as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. Notwithstanding anything to the contrary contained herein, if Common Stock, Options or Convertible Securities are issued, granted or sold in conjunction with each other as part of a single transaction or in a series of related transactions, and one or more of such securities are issued, granted or sold for a price below fair market value (when the aggregate value of such securities is compared with the aggregate amount of consideration received by the Company therefor), any Holder of the Warrants may elect to determine the amount of consideration deemed to be received by the Company therefor by deducting the difference between the fair value of and the amount paid for any type of securities issued, granted or sold in such transaction or series of transactions (the “Disregarded Securities”). If the Holder makes an election pursuant to the immediately preceding sentence, no adjustment to the Exercise Price shall be made pursuant to this subsection (d)(5) for the issuance of the Disregarded Securities or upon any conversion or exercise thereof. For example, if the Company were to issue convertible notes having a face value of $1,000,000 and warrants to purchase shares of Common Stock at an exercise price equal to the market price of the Common Stock on the date of issuance of such warrants in exchange for $1,000,000 of consideration, the fair value of the warrants would be subtracted from the $1,000,000 of consideration received by the Company for the purposes of determining the price per share of Common Stock issuable upon conversion of the convertible notes and for purposes of determining any adjustment to the Exercise Price hereunder as a result of the issuance of the Convertible Securities. The Holders holding a majority of the Warrants outstanding shall calculate, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration other than cash or securities; provided, however, that if the Company does not agree to such fair market value calculation within three (3) Business Days after receipt of such calculation along with reasonably detailed supporting documentation from the Holders, then such fair market value will be determined in good faith by an investment banker or other appropriate expert of national reputation selected by the Holders holding a majority of the Warrants outstanding (which investment banker or other expert shall not have been engaged or otherwise employed by any of the Holders within one (1) year of the date of such engagement hereunder) and reasonably acceptable to the Company, with the costs of such appraisal to be borne by the Company.

6. Other Action Affecting Exercise Price. If the Company takes any action affecting the Common Stock after the date hereof that would be covered by this

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Section 12, but for the manner in which such action is taken or structured, which would in any way diminish the value of the Warrants then the Exercise Price shall be adjusted in such manner as the Board of Directors of the Company shall in good faith determine to be equitable under the circumstances.

7. Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be, provided, however, that any such adjustment in the Exercise Price shall be reversed or shall not become effective, as applicable, if the Company abandons the action to which the record date pertains.

8. Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned Subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this subsection (d).

          (e)      Excluded Issuances. Notwithstanding anything to the contrary contained herein, the Company shall not be required to make any adjustment of the Exercise Price in the case of the issuance of (1) Options to acquire up to 100,000 shares of Common Stock (subject to equitable adjustment by the Board, in its good faith determination, for any of the events described in Section 12(a)(1), (2) or (3)) regardless of the price paid for such Options or the exercise price thereof; (2) Common Stock, Options or Convertible Securities issued to employees or directors of the Company in connection with their service as directors of the Company or their employment by the Company pursuant to an equity compensation plan approved by the Board of Directors of the Company, in an aggregate amount not to exceed that currently authorized under such plans as of the date of the execution of the Purchase Agreement (subject to equitable adjustment by the Board, in its good faith determination, for any of the events described in Section 12(a)(1), (2) or (3), (3) Common Stock, Options or Convertible Securities issued to employees or directors of the Company in connection with their service as directors of the Company or their employment by the Company pursuant to an equity compensation plan approved by the Board of Directors of the Company or the compensation committee of the Board of Directors of the Company and consistent with past practice, in an aggregate amount not to exceed 3% of the fully diluted outstanding shares of Common Stock; provided that it is understood that this clause shall not limit the number of shares of Common Stock, Options or Convertible Securities that the Company may issue pursuant to its equity compensation plans and only relates to the effect of the adjustments to the Exercise Price upon such issuance, (4) Common Stock, Options or Convertible Securities issued or sold in connection with the Company’s acquisition of assets of any person, directly or indirectly, by way or merger, consolidation, asset purchase, stock purchase or other business combination, in an aggregate amount not to exceed 2,000,000 shares of Common Stock (including any shares of Common Stock issuable upon exercise or conversion of Options or Convertible Securities); provided that

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such issuance or sale shall be subject to the provisions of Section 12(f); (5) Common Stock upon the conversion or exercise of the Exercise Warrants and any other warrants outstanding on the date of the execution of the Purchase Agreement as disclosed in the Disclosure Schedules (as defined in the Purchase Agreement), except as set forth in subsection (d)(3) above, and (6) Common Stock upon the conversion or exercise of the Warrants or any Redemption Warrants; and (7) Common Stock, Options or Convertible Securities approved by Holders holding a majority of the Warrants outstanding on the date of such approval (collectively, “Excluded Issuances”).

          (f)      Weighted Average Adjustment for Business Combination Issuances. (i) In the event that at any time or from time to time the Company shall issue or sell Common Stock, Options or Convertible Securities subject to clause (4) of Section 12(e) without consideration or for consideration per share that is less at the day of such issuance or sale than the Daily Market Price, the Exercise Price in effect immediately prior to each such issuance or sale will immediately (except as provided below) be reduced to the price determined by multiplying the Exercise Price, in effect immediately prior to such issuance or sale, by a fraction, (1) the numerator of which shall be (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus (y) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such additional shares of Common Stock so issued or sold would purchase at the Daily Market Price on the last Trading Day immediately preceding such issuance or sale and (2) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale; provided, however, that the Exercise Price shall not be reduced below the Minimum Exercise Price.

          (g)      Fractional Shares. Upon a conversion hereunder, the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing bid price at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

          (h) Voluntary Reduction.

     The Company from time to time may, as the Board of Directors deems appropriate, reduce the Exercise Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period; provided, however, that in no event may the Exercise Price be less than the par value of a share of Common Stock.

     Whenever the Exercise Price is reduced, the Company shall mail to Holders a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period it will be in effect.

     A reduction of the Exercise Price pursuant to this Section 12(h), other than a reduction which the Company has irrevocably committed will be in effect for so long as any Warrants are outstanding, does not change or adjust the Exercise Price otherwise in effect for all other purposes of this Section 12.

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          (i)      Warrant Agent’s Disclaimer.

     The Warrant Agent has no duty to determine when an adjustment under this Section 12 or Section 13 should be made, how it should be made or what it should be. The Warrant Agent has no duty to determine whether any provisions of a supplemental Warrant Agreement under Section 12(c) are correct. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company’s failure to comply with this Section 12 or Section 13.

          (j)      When Issuance or Payment May Be Deferred.

     In any case in which this Section 12 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such, exercise on the basis of the Exercise Price and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 14 hereof; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

          (k)      Adjustment in Number of Shares.

     Upon each adjustment of the Exercise Price pursuant to this Section 12, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

N  =    x —

where:

N1	=	the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.

N	=	the number of Warrant Shares previously issuable upon exercise of a Warrant by payment of the Exercise Price prior to adjustment.

E1	=	the adjusted Exercise Price.

E	=	the Exercise Price prior to adjustment.

          (l)      Form of Warrants.

     Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

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          SECTION 13. No Dilution or Impairment. (a) If any event shall occur as to which the provisions of Section 12 are not strictly applicable but the failure to make any adjustment would adversely affect the purchase rights represented by the Warrants in accordance with the essential intent and principles of such Section, then, in each such case, the holders of a majority of the number of outstanding Warrants may appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company) reasonably acceptable to the Company, which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 12, necessary to preserve, without dilution or impairment, the purchase rights, represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Warrant Agent and the holders of the Warrants and shall make the adjustments described therein. The Company shall pay all costs associated with such opinion.

          (b)      The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the Warrants against dilution or other impairment. Without limiting the generality of the foregoing, the Company (i) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of the Warrants from time to time outstanding and (ii) will not take any action which results in any adjustment of the Exercise Price if the total number of Warrant Shares issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company’s certificate of incorporation and available for the purposes of issue upon such exercise. A consolidation, merger, reorganization or transfer of assets involving the Company covered by Section 12(c) shall not be prohibited by or require any adjustment under this Section 13. No provision of this Agreement shall be deemed to prevent or restrict a bona fide transaction the principal purpose of which is to change the domicile of the Company.

          SECTION 14. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 14, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall notify the Warrant Agent in writing of the amount to be paid in lieu of the fraction of a Warrant Share and concurrently pay or provide to the Warrant Agent for repayment to the Warrant holder an amount in cash equal to the product of (i) such fraction of a Warrant Share and (ii) the difference of the current market price of a share of Common Stock over the Exercise Price.

          SECTION 15. Notices to Warrant Holders. Upon any adjustment of the Exercise Price pursuant to Section 12 hereof, the Company shall within 15 days thereafter (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (which may be the regular auditors of the Company) and reasonably acceptable to the registered holders of a

16

majority of the then outstanding Warrants setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, and (ii) cause to be given to each of the registered holders of the Warrant certificates at such registered holder’s address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 15.

     In case:

          (a)      The Company shall authorize the issuance to all holders of shares of Common Stock of options, warrants or other rights (howsoever classified) to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

          (b)      The Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets; or

          (c)      of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

          (d)      of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

          (e)      The Company proposes to take any action (other than actions of the character described in Section 12(a)) which would require an adjustment of the Exercise Price pursuant to Section 12; then, in each case, the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the registered holders of the Warrant certificates at his address appearing on the Warrant register, at least 30 days prior to the applicable record date hereinafter specified, or 30 days prior to the consummation of the applicable transaction in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 15 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, lease, dissolution, liquidation or winding up, or the vote upon any action.

          Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive

17

notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

          SECTION 16. Merger, Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust or agency business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto. If, at the time such successor to the Warrant Agent by merger or consolidation succeeds to the agency created by this Agreement, any of the Warrant certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and if, at that time any of the Warrant certificates shall not have been countersigned, any such successor to the Warrant Agent may countersign such Warrant certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant certificates shall have the full force and effect provided in the Warrant certificates in this Agreement.

          SECTION 17. Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

          (a)      The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company. The Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant certificates except as herein otherwise provided.

          (b)      The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant certificates to be complied with by the Company.

          (c)      The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

          (d)      The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant certificate for any action taken in reliance on any Warrant certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent shall not be bound by any notice or demand, or any waiver, modification, termination or revision of this Agreement or any of the terms hereof, unless evidenced by a writing between the Company and the Warrant Agent.

          (e)      The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses (including reasonable counsel fees), taxes (including withholding taxes) and governmental charges and other charges of any kind and

18

nature incurred by the Warrant Agent in the execution, delivery and performance of its responsibilities under this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution, delivery and performance of its responsibilities under this Agreement except as a result of its negligence or bad faith.

          (f)      The Warrant Agent, shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

          (g)      Except as required by law, the Warrant Agent, and any stockholder, director, officer or employee of the Warrant Agent, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          (h)      The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the express provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement, except for its own negligence or bad faith, provided, that, in no event shall the Warrant Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

          (i)      The Warrant Agent shall not at any time be under any duty or responsibility to any holder of any Warrant certificate to make or cause to be made any adjustment of the Exercise Price or number of the Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

          SECTION 18. Change of Warrant Agent. If the Warrant Agent shall become incapable of acting as Warrant Agent or shall resign as provided below, the Company shall

19

appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such incapacity by the Warrant Agent or by the registered holders of a majority of Warrant certificates, then the registered holder of any Warrant certificates may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. The registered holders of a majority of the unexercised Warrants shall be entitled at any time to remove the Warrant Agent and appoint a successor to such Warrant Agent. Such successor to the Warrant Agent need not be approved by the Company or the former Warrant Agent. After appointment the successor to the Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor to the Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 18, however, or any defect therein, shall not affect the legality or validity of the appointment of a successor to the Warrant Agent.

     The Warrant Agent may resign at any time and be discharged from the obligations hereby created by so notifying the Company in writing at least 30 days in advance of the proposed effective date of its resignation. If no successor Warrant Agent accepts the engagement hereunder by such time, the Company shall act as Warrant Agent.

          SECTION 19. Notices to the Company and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

NationsHealth, Inc.
13650 N.W. 8th Street
Suite 109
Sunrise, FL 33325
Fax number: (954) 903-5005
Attention: President

with a copy to:

McDermott Will & Emery LLP
201 South Biscayne Blvd.
Miami, Florida 33131
Fax number: (305) 347-6500
Attention: Ira J. Coleman, Esq.

     Any notice pursuant to this Agreement to be given by the Company or by the registered holder(s) of any Warrant certificate to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent at the Warrant Agent Office as follows:

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[_______________]

Fax Number:
Attention:

     Notice may also be given by facsimile transmission (effective when receipt is acknowledged) or by overnight delivery service (effective the next business day).

          SECTION 20. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrant certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the interests of the holders of Warrant certificates. Any amendment or supplement to this Agreement that has an adverse effect on the interests of holders shall require (i) the written consent of registered holders of a majority of the then outstanding Warrants (excluding Warrants held by the Company or any of its affiliates; provided that MHR Fund Management LLC and any of its affiliates (“MHR”) shall not be considered affiliates of the Company for purposes of this exclusion) and (ii) for so long as MHR beneficially owns any Warrants or 25% or more of the then outstanding principal amount of the Notes, if any, the written consent of MHR. In addition to the foregoing, any amendment pursuant to which the then applicable Exercise Price would be increased or the number of Warrant Shares then purchasable upon exercise of Warrants would be decreased, will require the consent of (i) each holder of a Warrant affected and (ii) for so long as MHR beneficially owns 25% or more of the then outstanding principal amount of the Notes, if any, MHR.

          SECTION 21. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          SECTION 22. Termination. This Agreement shall terminate at 5:00 p.m., New York, New York time on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on such earlier date on which all outstanding Warrants have been exercised. The provisions of Section 18 hereof shall survive such termination, and the provisions of Section 19 hereof shall survive for 30 days after such termination.

          SECTION 23. Governing Law: Jurisdiction. This Agreement and each Warrant certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the internal laws of said State. The parties hereto irrevocably consent to the jurisdiction of the courts of the State of New York and any federal court located in such state in connection with any action, suit or proceeding arising out of or relating to this Agreement.

          SECTION 24. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant certificates any legal or equitable right, remedy or claim

21

under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant certificates.

          SECTION 25. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     SECTION 26. Further Assurances. From time to time on and after the date hereof, the Company shall deliver or cause to be delivered to the Warrant Agent such further documents and instruments and shall do and cause to be done such further acts as the Warrant Agent shall reasonably request (it being understood that the Warrant Agent shall have no obligation to make such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected hereunder.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

NATIONSHEALTH, INC.

By:

Name: Title:

[______________________________]
as Warrant Agent

By:

Name: Title:

23

EXHIBIT A

Form of Warrant Certificate
[Face]

EXERCISABLE ON OR AFTER THE DATE OF THIS CERTIFICATE AND ON OR BEFORE FEBRUARY 28, 2012.

No.	Warrants

Warrant Certificate
NATIONSHEALTH, INC.

     This Warrant Certificate certifies that                                                                                                                                                                                                                                                                                                                                   or registered assigns, is the registered holder of                                                                                                                                              Warrants expiring on February 28, 2012 (the “Warrants”), to purchase shares of the Common Stock, par value $.0001 (the “Common Stock”), of NationsHealth, Inc., a Delaware corporation (the “Company”). Each Warrant entitles the holder upon exercise at any time from 9:00 a.m. on the date of this Warrant certificate to 5:00 p.m. New York, New York time, on February 28, 2012 to receive from the Company one fully paid and nonassessable share of Common Stock (each a “Warrant Share”) for each Warrant at the initial exercise price (the “Exercise Price”) of $[INSERT THE THEN-CURRENT CONVERSION PRICE OF NOTE] per share payable (i) in United States dollars or (ii) by certified or official bank check to the order of the Company. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. All capitalized terms not defined herein shall have the meanings assigned to such terms in the Warrant Agreement.

     No Warrant may be exercised after 5:00 p.m., New York, New York Time on February 28, 2012, and to the extent not exercised by such time such Warrants shall become void.

     Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

     This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York.

     IN WITNESS WHEREOF, NationsHealth, Inc. has caused this Warrant Certificate to be signed by the undersigned Chairman of the Board, Chief Executive Officer, President or Vice President and the undersigned Secretary or Assistant Secretary and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated:
NATIONSHEALTH, INC.

By:

Name:
Title:

By:

Name:
Title:

Countersigned:	(seal)

as Warrant Agent

By:

Authorized Officer

Form of Warrant Certificate
[Reverse]

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW WITH RESPECT THERETO, (II) PURSUANT TO RULE 144 OF THE SECURITIES ACT OR (III) UPON THE ADVICE OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER, REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW IS NOT REQUIRED IN CONNECTION WITH SUCH TRANSFER”

     The Company agrees that the legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Warrant upon which it is stamped if (a) such Warrant may be transferred pursuant to an effective registration statement under the Securities Act; (b) such holder provides the Company with reasonable assurances that such Warrant can be transferred pursuant to Rule 144; or (c) such holder receives advice of counsel reasonably acceptable to the Company to the effect that a sale or transfer of such Warrant may be made without registration under the Securities Act. In the event the above legend is removed from any Warrant and thereafter the effectiveness of a registration statement covering such Warrant is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance written notice to the holders of Warrant Shares, the Company may require that the above legend be placed on any such Warrant that cannot then be sold pursuant to an effective registration statement or pursuant to Rule 144 and the holders thereof shall cooperate in the replacement of such legend. Such legend shall thereafter be removed when such Warrant may again be transferred pursuant to an effective registration statement or pursuant to Rule 144.

By accepting a Warrant Certificate bearing the legend above, each holder shall be bound by all of the terms and provisions of the Warrant Agreement (a copy of which is available on request to the Company or the Warrant Agent) as fully and effectively as if such holder had signed the same.

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring on February 28, 2012, entitling the holder upon exercise to receive shares of Common Stock of the Company (the “Common Stock”), and are issued or to be issued pursuant to a Warrant Agreement dated as of [                    ] [     ], [     ] (the “Warrant Agreement”), duly executed and delivered by the Company to [                                        ], as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants.

     The holder of the Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth below on this Warrant Certificate properly completed and executed, together with payment of the Exercise Price in accordance with the provisions set forth on the face of this Warrant Certificate. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

     The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant, in each case, set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant may be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

     Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

     Upon due presentation for registration of transfer of this Warrant Certificate at the principal corporate trust office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Company and the Warrant Agent may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

Form of Election to Purchase
(To Be Executed Upon Exercise Of Warrant)

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive shares of Common Stock and herewith tenders payment for such shares to the order of NationsHealth, Inc. in the amount of $[INSERT THE THEN-CURRENT CONVERSION PRICE OF NOTE] per share of Common Stock in accordance with the terms hereof, in cash or by certified or official bank check to the order of the Company.

REQUEST FOR PAYMENT OF SPREAD

☐	Please check if the undersigned, in lieu of tendering the cash payment, as aforesaid, hereby requests the payment of “Spread” within the meaning of Section 6 of the Warrant Agreement.

     The undersigned requests that a certificate for such shares be registered in the name                                                             , whose address is                                          and that shares be delivered to                                                              whose address is                                                                                                                         .

     If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of                                                              whose address is                                                             , and that such Warrant Certificate be delivered to                                                             , whose address is                                                             .

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Warrant)

Signature Guarantee:

ASSIGNMENT FORM

     To assign this Warrant, fill in the form below: (I) or (we) assign and transfer this Warrant to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                              to transfer this Warrant on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Warrant)

Signature Guarantee: